     As filed with the Securities and Exchange Commission on August 15, 1997

                                                    Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 PANAVISION INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                                13-3593063
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

           6219 De Soto Avenue
        Woodland Hills, California                                91367
(Address of  Principal Executive Offices)                       (Zip Code)


          PANAVISION INC. FIRST AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                                William C. Scott
                      Chairman and Chief Executive Officer
                                 Panavision Inc.
                              140 East 45th Street
                            New York, New York 10017
                                 (212) 867-5420
             (Name, address, including zip code and telephone number
                   including area code, of agent for service)

                                 with a copy to:

                           Christopher E. Manno, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------- ------------------ -------------------- -------------------- ---------------

         Title of Securities              Amount to be      Proposed Maximum     Proposed Maximum      Amount of
         to be Registered(1)              Registered(1)      Offering Price     Aggregate Offering    Registration
                                                              per Share (2)          Price (2)            Fee
--------------------------------------- ------------------ -------------------- -------------------- ---------------

Common Stock, $.01 par value per share       809,850             $20.094            $16,273,126          $4,932
--------------------------------------- ------------------ -------------------- -------------------- ---------------

 (1) Represents the additional shares of Common Stock issuable under Panavision Inc.'s stock option plan pursuant to the First Amended and Restated Stock Option Plan.
 (2) Calculated pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 12, 1997.


================================================================================

                                     PART I

                         INFORMATION NOT REQUIRED IN THE
                             REGISTRATION STATEMENT


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Panavision Inc., a Delaware corporation (the "Company"), are incorporated by reference into this Registration Statement: (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (d) the Company's Current Reports on Form 8-K and 8-K/A dated May 18, 1997; (e) the Company's Current Reports on Form 8-K and 8-K/A dated June 5, 1997; and (f) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act; and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the Company shall indemnify each person who is or was a director or officer of the Company to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may also indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreements, vote of stockholders or disinterested directors or otherwise.

         The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

         The Company's Amended and Restated By-Laws provide that the Company shall indemnify any and all of its directors or officers, who shall serve as an officer or director of the Company or of any other corporation at the request of the Company, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

         Members of the Stock Option Committee of the Board of Directors are indemnified by the Company in connection with their administration of the Stock Option Plan. The Company maintains a directors' and officers' liability insurance policy.

         Sidney Lapidus of E.M. Warburg, Pincus & Co., Inc. ("Warburg"), a member of the Company's Board of Directors, is entitled to indemnification by Warburg for liabilities incurred as a result of his service as a director of the Company.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

Item 8.  EXHIBITS

Exhibit Number             Description of Document
--------------             -----------------------
       5           Opinion of Willkie Farr & Gallagher
       23.1        Consent of Ernst & Young LLP, Independent Auditors
       23.2        Consent of Willkie  Farr &  Gallagher  (included
                   in their  opinion  filed as  Exhibit 5 hereto)
       24          Powers of Attorney (included on the signature page hereto)
       99          Panavision Inc. First Amended and Restated Stock Option
                   Plan (incorporated by reference to the Company's Annual
                   Report on Form 10-K for the fiscal year ended
                   December 31, 1996)

Item 9.  UNDERTAKINGS

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State New York, on August 15, 1997.

                                            PANAVISION  INC.


                                            By: /s/ William C. Scott
                                            Name:   William C. Scott
                                            Title:  Chairman and Chief
                                                    Executive Officer



                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Panavision Inc. hereby severally constitutes and appoints William C. Scott and Jeffrey J. Marcketta, and each of them as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                             Title                                       Date
               ---------                             -----                                       ----

/s/ William C. Scott                        Chairman of the Board of Directors              August 15, 1997
William C. Scott                            and Chief Executive Officer
                                            (Principal Executive Officer)

/s/ John S. Farrand                         President and Director                          August 15, 1997
John S. Farrand


/s/ Jeffrey J. Marcketta                    Chief Financial Officer                         August 15, 1997
Jeffrey J. Marcketta                        (Principal Financial Officer)





/s/ Christopher M.R. Phillips               Controller and Secretary                        August 15, 1997
Christopher M.R. Phillips

/s/ Sidney Lapidus                          Director                                        August 15, 1997
Sidney Lapidus

/s/ Joanne R. Wenig                         Director                                        August 15, 1997
Joanne R. Wenig

/s/ Martin D. Payson                        Director                                        August 15, 1997
Martin D. Payson

/s/ Willis G. Ryckman                       Director                                        August 15, 1997
Willis G. Ryckman




                                INDEX TO EXHIBITS


Exhibit Number             Description of Document
--------------             -----------------------
       5               Opinion of Willkie Farr & Gallagher
       23.1            Consent of Ernst & Young LLP, Independent Auditors
       23.2            Consent of Willkie  Farr &  Gallagher  (included  in
                       their  opinion  filed as  Exhibit 5 hereto)
       24              Powers of Attorney (included on the signature page
                       hereto)
       99              Panavision Inc. First Amended and Restated Stock Option
                       Plan (incorporated by reference to the Company's Annual
                       Report on Form 10-K for the fiscal year ended
                       December 31, 1996)